UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MAJESCO

(Exact name of registrant as specified in its charter)

California	77-0309142
(State of	(I.R.S. Employer Identification No.)
incorporation or organization)

5 Penn Plaza, 14th Floor, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.002 par value per share	NYSE MKT

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-202180

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered

Majesco (the “Registrant”) hereby incorporates by reference the description of its common stock, $0.002 par value per share (the “Common Stock”), contained under the caption “Description of Majesco Capital Stock” in the Registrant’s Registration Statement on Form S-4 (file no. 333-202180), as originally filed with the Securities and Exchange Commission (the “Commission”) on February 19, 2015 (the “Registration Statement”) and declared effective by the Commission on May 13, 2015. Any form of prospectus to the Registration Statement that includes such description and that is subsequently filed is also incorporated by reference herein.

The common stock of the Registrant has been approved for listing on the NYSE MKT under the ticker symbol “MJCO.”

Item 2.  Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith or incorporated by reference herein because no other securities of the Registrant are registered on the NYSE MKT and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Majesco

By:	/s/ Ketan Mehta
Ketan Mehta
President and Chief Executive Officer

Date: June 22, 2015